UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.      )

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Starent Networks, Corp.

(Name of Registrant as Specified in its Charter)

Cisco Systems, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Cisco Systems, Inc.

Pursuant to Rule 14a-6(b)

of the Securities Exchange Act of 1934

Subject Company: Starent Networks, Corp.

Commission File No.: 001-33511

On November 24, 2009, Cisco Systems, Inc. (“Cisco”) posted the following press release to its website at http://newsroom.cisco.com:

Cisco Refiles Hart-Scott-Rodino Notification and Report Forms in Conjunction with Proposed Starent Networks Acquisition

SAN JOSE, Calif., Nov. 24, 2009 – Cisco (NASDAQ: CSCO) announced today that it has withdrawn its notification and report forms filed with the Department of Justice (DOJ) under the Hart-Scott-Rodino Antitrust Improvements Act (HSR Act) in connection with Cisco’s proposed acquisition of all of the outstanding shares of Starent Networks and has refiled to provide the DOJ with more time to review the information submitted by Cisco without requiring a Request for Additional Information. The new 30-day waiting period under the HSR Act will expire on December 23, 2009, unless the government extends that period by a Request for Additional Information. Cisco will continue to respond to any questions and information requests by the DOJ. Cisco remains committed to working cooperatively with the DOJ as it conducts its review of the proposed acquisition.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Starent Networks has filed with the Securities and Exchange Commission a definitive proxy statement that was mailed to the stockholders of Starent Networks. Investors and security holders may obtain free copies of the definitive proxy statement, additional solicitation materials and other documents filed with the SEC at its website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Starent Networks by going to Starent Networks’ Investor Relations page on its corporate website at http://ir.starentnetworks.com.

Contact Information:

Press Contact(s)

Terry Alberstein	Cisco Systems, Inc.	+1-408-424-0181	talberst@cisco.com

Investor Relations Contact(s)

Marilyn Mora	Cisco Systems, Inc.	+1 408 527 7452	marilmor@cisco.com